UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2010

WCA Waste Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50808	20-0829917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Riverway, Suite 1400	77056
Houston, Texas 77056	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (713) 292-2400

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) Approval of Amendments to the Incentive Plan.  On September 28, 2010, the stockholders of WCA Waste Corporation (the “Company”) approved the amendments contained in the Fourth Amended and Restated 2004 WCA Waste Corporation Incentive Plan (the “Fourth Amended Plan”).   The Fourth Amended Plan makes the following changes to the Third Amended and Restated 2004 WCA Waste Corporation Incentive Plan (the “Third Amended Plan”):

(1) the number of shares of common stock of the Company  (“Common Stock”) available for awards and grants that may be made under the Fourth Amended Plan has been increased from 2,250,000 shares of Common Stock to 2,900,000 shares of Common Stock;

(2) the number of shares of Common Stock available for awards and grants that may be made under the Fourth Amended Plan will increase on January 1 of each year pursuant to an “evergreen” provision by the lesser of (i) 500,000 additional shares of our Common Stock or (ii) a number of shares such that the total number of shares authorized to be issued pursuant to the plan following such increase would be equal to 9% of the issued and outstanding shares of the Common Stock as of December 31 of the preceding year as calculated on fully-diluted basis (the “Annual Incentive Plan Adjustment”). For purposes of determining the Annual Incentive Plan Adjustment, the determination of shares of Common Stock outstanding on a fully-diluted basis includes all issued and outstanding shares of Common Stock, shares of Common Stock repurchased by the Company that are held in treasury, plus any additional shares of Common Stock issuable upon exercise or conversion pursuant to any other then outstanding securities (such as the Series A Preferred Stock) or other contract rights (such as warrants or convertible notes that the Company may issue in connection with certain acquisitions); and

(3) under the Third Amended Plan, shares of Common Stock that are surrendered by participants in the Incentive Plan to satisfy tax withholding obligations become treasury shares and are not available for future issuance. The Fourth Amended Plan reduces the number of shares of Common Stock deemed to have been awarded and outstanding under the Incentive Plan by the number shares of Common Stock surrendered by participants to satisfy tax withholding obligations and such shares remain available for future issuance under the Fourth Amended Plan.

A copy of the Fourth Amended Plan is attached as Exhibit 10.1 hereto.

(b) Additional Grants of Restricted Stock.  Effective September 28, 2010, the Company granted the NEOs listed below certain additional shares of restricted stock (the “Restricted Stock Grants”) representing shares to which they had become entitled under their amended and restated employment agreements (the “Employment Agreements”), dated May 19, 2010.  Stockholder approval of an increase in the number of shares of Common Stock available for awards and grants under the Fourth Amended Plan permitted the issuance of the Restricted Stock Grants set forth below:

NEO	Restricted Stock Grants
Tom J. Fatjo, Jr.	55,295
Jerome M. Kruszka	55,295
Charles A. Casalinova	41,476
Tom J. Fatjo III	41,476

Item 9.01. Financial Statements and Exhibits

The exhibits listed on the Exhibit Index immediately preceding such exhibits are filed as part of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCA Waste Corporation

Date: October 8, 2010	By:	/s/ Tom J. Fatjo, III
Name: Tom J. Fatjo, III
Title: Senior Vice President – Finance and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Amended and Restated 2004 WCA Waste Corporation Incentive Plan